                                                                  EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 6, 1998, accompanying the financial statements of Town & Country Electric Inc. contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 for Consolidation Capital Corporation. We .consent to the use in the aforementioned reports in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, and to the use of our name as its appears under the caption "Experts."

/s/ Grant Thornton LLP
Appleton, Wisconsin
May 11, 1998
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                                                                  EXHIBIT 23.02
                                                                    (CONTINUED)

We have issued our report dated February 12, 1998, accompanying the financial statements of Garfield Electric Company contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 for Consolidation Capital Corporation. We consent to the use of the aforementioned report in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Cincinnati, Ohio
May 11, 1998

                                                                  EXHIBIT 23.02
                                                                    (CONTINUED)

We have issued our report dated February 12, 1998, accompanying the financial statements of Indecon, Inc. contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 for Consolidation Capital Corporation. We consent to the use of the aforementioned report in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Cincinnati, Ohio
May 11, 1998